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                                                                    EXHIBIT 99.1

PRESS RELEASE

             FLEXIINTERNATIONAL SOFTWARE RESCHEDULES ANNUAL MEETING

         SHELTON, Conn.--(BUSINESS WIRE)--May 2, 2001--FlexiInternational Software, Inc. ("Flexi") (OTCBB:FLXI), a leader in state-of-the-art financial software and outsourcing solutions, today announced that its Annual Meeting of Shareholders was adjourned because there were an insufficient number of shares voted by proxy to achieve a quorum for the Annual Meeting. The Annual Meeting has been rescheduled for May 29, 2001 at 10:00 a.m. at the Company's office located at 3541 Bonita Bay Boulevard, Suite 200, Bonita Springs, Florida.

         The Company urges all shareholders who have not yet voted their proxies to contact their brokers immediately so that their shares may be voted on May 29, 2001.

ABOUT FLEXIINTERNATIONAL SOFTWARE

         FlexiInternational Software, Inc., with offices in Shelton CT, Naples FL, and London, is a leading provider of Internet-enabled financial software and accounting outsourcing services. Flexi serves clients in banking, healthcare, utilities, transportation, financial, accounting and management services. Additional information is available at www.flexi.com.

Contact:
FlexiInternational Software, Inc., Naples, Fla.
Investor Relations:
Normand Bilodeau, 941/949-170